Exhibit 10.31.2

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.   [***]  INDICATES THAT INFORMATION HAS BEEN REDACTED.

SECOND AMENDMENT TO LEASE

(One North Central)

THIS SECOND AMENDMENT TO LEASE (“Second Amendment”) is made and entered into as of the 12th day of August, 2019, by and between AGP ONE NORTH CENTRAL OWNER LLC, a Delaware limited liability company (“Landlord”) and QUICKEN LOANS INC., a Michigan corporation (“Tenant”).

R E C I T A L S:

A.                            Landlord and Tenant entered into that certain Office Lease dated as of June 5, 2017 (the “Original Lease”), as modified by that certain Amendment to Lease dated as of March 14, 2018 by and between Landlord and Tenant (“First Amendment”), whereby Landlord leased to Tenant and Tenant leased from Landlord certain office space located in that certain building located and addressed at One North Central Avenue, Phoenix, Arizona (the “Building”). The Original Lease, as modified by the First Amendment, may be referred to herein as the “Lease”.

B.                            By this Second Amendment, Landlord and Tenant desire to expand the Existing Premises (as defined below) and to otherwise modify the Lease as provided herein; such expansion is not pursuant to Section 1.4 of the Lease since Tenant did not exercise Tenant’s right of first offer.

C.                            Unless otherwise defined herein, capitalized terms as used herein shall have the same meanings as given thereto in the Lease.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

A G R E M E N T:

1.                              Existing Premises. Landlord and Tenant hereby agree that pursuant to the Lease, Landlord currently leases to Tenant and Tenant currently leases from Landlord that certain office space in the Building containing 157,825 rentable square feet consisting of (i) 29,019 rentable square feet comprising Suite 1500; (ii) 29,052 rentable square feet comprising Suite 1600; (iii) 28,872 rentable square feet comprising Suite 1700; (iv) 28,872 rentable square feet comprising Suite 1800; (v) 28,906 rentable square feet comprising Suite 1900; and (vi) 13,104 rentable square feet comprising Suite 2000 (collectively, the “Existing Premises”), as more particularly described in the Lease.

2.                                      Expansion of the Existing Premises. Effective one-hundred-twenty (120) days after Delivery Date (“Expansion Commencement Date”), Tenant shall lease from Landlord and Landlord shall lease to Tenant that certain space commonly known as Suite 1300 comprised of 28,799 rentable square feet located on the entire thirteenth (13th) floor and Suite 1400 comprised of 27,983 rentable square feet located on the entire fourteenth (14th) floor of the Building, as outlined on the floor plans attached hereto as Exhibit “A” (the “Expansion Space”); provided, however, that Landlord shall deliver possession of the Expansion Space to Tenant no later than thirty (30) days after the date this Second Amendment is fully executed (“Delivery Date”). In

1

the event Landlord does not deliver possession of the Expansion Space to Tenant on or before the Delivery Date, then Tenant shall be entitled to receive an abatement of Base Rent and Tenant’s Share of Direct Expenses equal to two (2) days for every one (1) day beyond the Delivery Date (unless such delay is due to Tenant Delays and/or Force Majeure delays). Effective upon the Expansion Commencement Date, the Existing Premises shall be increased to include the Expansion Space. Landlord and Tenant hereby agree that such addition of the Expansion Space to the Existing Premises shall, effective as of the Expansion Commencement Date, expand the Premises to a total of 214,607 rentable square feet. Effective as of the Expansion Commencement Date, all references to the “Premises” shall mean and refer to the Existing Premises as expanded by the Expansion Space.

3.                                      Extended Term. The term of Tenant’s lease of the Expansion Space shall commence on the Expansion Commencement Date and shall be coterminous with the term of the Original Lease-October 31, 2028 (the “Termination Date”), subject to Article 2 of the Original Lease. The period from the Expansion Commencement Date until the Termination Date is referred to herein as the “Expansion Space Term”.

4.                                      Monthly Base Rent. Notwithstanding anything to the contrary in the Lease, effective on the Expansion Commencement Date, the Base Rent schedules set forth in Section 8 of the Lease Summary (as amended in Section 5 of the First Amendment), are hereby deleted in their entirety and replaced with the following Base Rent schedule, which Base Rent includes the aggregate Base Rent payable by Tenant for the entire Premises during the Expansion Space Term:

Annual
Base
Rental
Rate Per
Rentable
Square
Expansion Space Term	Foot	Monthly Base Rent
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]

2

*The abated Base Rent reflected in this Base Rent schedule includes the Expansion Space Abated Rent (as defined below) described in Section 5 below. Such Base Rent schedule also includes the Abated Rent and the Discount Rent described in the Lease during the Expansion Space Term; provided, however, that such Abated Rent and Discount Rent is subject to the terms and conditions of Article 3 of the Lease.

5.                                      Monthly Base Rent Abatement for the Expansion Space. Notwithstanding anything to the contrary contained in the Lease or in this Second Amendment, and provided that Tenant faithfully performs all of the terms and conditions of the Lease (as modified by this Second Amendment), Landlord hereby agrees to abate Tenant’s obligation to pay Tenant’s monthly Base Rent for the Expansion Space for the period from February 15, 2026 to April 14,2026 (as set forth in Section 4 above) (collectively, the “Expansion Space Abated Rent”). During such abatement periods, Tenant shall still be responsible for the payment of all of its other monetary obligations under the Lease, as amended by this Second Amendment. In the event of a default by Tenant under the terms of the Lease, as amended by this Second Amendment, that results in early termination pursuant to the provisions of Section 19 of the Original Lease, then as part of the recovery set forth in Section 19 of the Original Lease, Landlord shall be entitled to the recovery of the Expansion Space Abated Rent that was abated under the provisions of this Section 5.

6.                                      Condition of Premises. Except as expressly set forth in the Lease and in the “Tenant Work Letter” attached hereto as Exhibit B, Landlord shall not be obligated to provide or pay for any improvements, work or services related to the improvement, remodeling or refurbishment of the Expansion Space. Tenant shall accept the Expansion Space in its “AS IS” condition on the Delivery Date; provided, however, in the event that, as of the date of execution of this Second Amendment, the Base, Shell and Core of the Building (as defined in Section 1 of Exhibit B), in its condition existing as of such date without regard to any of the Tenant Improvements, alterations or other improvements existing in the Expansion Space as of the date hereof and/or to be constructed or installed by or on behalf of Tenant in the Expansion Space or Tenant’s use of the Expansion Space, (A) does not comply with applicable laws, including, without limitation, seismic, fire and life safety codes, and the Americans with Disabilities Act (ADA), in effect as of the date hereof, or (B) contains latent defects, then Landlord shall be responsible, at its sole cost and expense which shall not be included in Operating Expenses (except as otherwise permitted in (and not excluded in) Section 4.2 of the Original Lease), for correcting any such non-compliance to the extent required by applicable laws, and/or correcting any such latent defects as soon as reasonably possible after receiving notice thereof from Tenant.

3

7.                                      Tenant’s Share. Notwithstanding anything to the contrary in the Lease, during the Expansion Space Term, Tenant’s Share shall be 49.53% (214,607 rentable square feet in the Premises/433,289 rentable square feet in the Building).

8.                                      Parking. Notwithstanding anything in the Lease to the contrary, effective as of the Expansion Commencement Date, Section 12 of the Lease Summary is hereby deleted in its entirety and replaced with the following:

Parking Passes (Article 24): Four hundred twelve (412) passes located on a portion of Parking Level 2 (66 passes) and all of Parking Level 3 (127 passes) and Parking Levels 4 (126 passes) and Parking Level 5 (93 passes) with ten (10) reserved parking spaces in the location depicted on Exhibit I of the original Lease.

9.                                      Termination Options. Notwithstanding anything in the Lease to the contrary, effective as of the date hereof, the Termination Dates in Section 2.3.1 of the Lease pertaining to the First Termination Option shall be deleted in its entirety, and the Second Termination Option and Third Termination Option shall be deemed extended by twelve (12) months each.

10.                               Brokers. Each party represents and warrants to the other that no broker, agent or finder negotiated or was instrumental in negotiating or consummating this Second Amendment other than Bedrock Management Services LLC and Friedman West Realty, LLC. Each party further agrees to defend, indemnify and hold harmless the other party from and against any claim for commission or finder’s fee by any person or entity (except for the entities listed in the preceding sentence) who claims or alleges that they were retained or engaged by the first party or at the request of such party in connection with this Second Amendment.

11.                               Defaults. The parties’ hereby represent and warrant to the other party that, as of the date of this Second Amendment, the other party is in full compliance with all terms, covenants and conditions of the Lease and that there are no breaches or defaults under the Lease by Landlord or Tenant, and that neither party knows of any events or circumstances which, given the passage of time, would constitute a default under the Lease by either Landlord or Tenant.

12.                               No Further Modification. Except as set forth in this Second Amendment, all of the terms and provisions of the Lease shall remain unmodified and in full force and effect.

13.                               Recitals. The recital clauses hereinabove set forth are hereby incorporated by reference as though set forth verbatim and at length herein.

14.                               Execution. This Second Amendment may be executed in multiple counterparts, and via electronic or facsimile delivery, each of which shall constitute an original, but all of which shall constitute one document.

4

IN WITNESS WHEREOF, this Second Amendment has been executed as of the day and year first above written.

“LANDLORD”	AGP ONE NORTH CENTRAL OWNER LLC
a Delaware limited liability company

	By:	Parallel Capital Partners LP,
a Delaware limited partnership
its authorized agent

		By	Parallel Capital Partners, Inc.
a California corporation

		By:	/s/ Matt Root
		Name:	Matt Root
		Its:	CEO

“TENANT”	QUICKEN LOANS, INC., a Michigan corporation

	By:	/s/ Jay Farner
		Name:	Jay Farner
		Title:	Chief Executive Officer

5

EXHIBIT “A”

Expansion Space

SUMMIT

SMITHGROUPJJR

OVERALL FLOOR PLAN - LEVEL 18

GRAPHIC LEGEND	GENERAL SHEET NOTES	SHEET KEYNOTES

OVERALL FLOOR PLAN - LEVEL 18

A2.1.3

1

Expansion Space

GRAPHIC LEGEND

GENERAL SHEET NOTES

SHEET KEYNOTES

ARIZONA SUMMIT LAW SCHOOL

SMITHGROUPJJR

OVERALL FLOOR PLAN LEVEL 13

A2.

2

EXHIBIT “B”

ONE NORTH CENTRAL

TENANT WORK LETTER

This Tenant Work Letter (“Tenant Work Letter”) shall set forth the terms and conditions relating to the construction of the Expansion Space. All references in this Tenant Work Letter to “the Second Amendment” shall mean the relevant portions of the Second Amendment to which this Tenant Work Letter is attached as Exhibit “B”.

SECTION 1

GENERAL CONSTRUCTION OF THE PREMISES

Landlord shall deliver the base, shell, and core (i) of the Expansion Space and (ii) of the floor of the Building on which the Expansion Space is located, including the base building electrical, mechanical and plumbing systems, (collectively, the “Base, Shell, and Core”) in its current as-is condition existing as of the date of the Lease. Landlord shall permit Tenant to, at Tenant’s expense, seal off the access point on the thirteenth (13th) floor (the “13th Floor Access Point”), which initially provided the prior tenant access between the thirteenth (13th), fourteenth (14th) floors, and fifteenth (15th) floors; additionally, remove the staircase between the thirteenth (13th), fourteenth (14th) floor and fifteenth (15th) floor (the “Existing Staircase”). On or before the Termination Date, any earlier date of termination of this Lease, or the date that Tenant vacates the Expansion Space, whichever shall first occur, Tenant shall not be required to restore the alterations (if Tenant elected to make such alterations) to the 13th Floor Access Point or the removal of the Existing Staircase to their respective states prior to the Delivery Date.

SECTION 2

TENANT IMPROVEMENTS

2.1                               Tenant Improvement Allowance. Tenant shall be entitled to a one-time tenant improvement allowance (the “Tenant Improvement Allowance”) in the amount of up to, but not exceeding [***] for the costs relating to the initial design and construction of Tenant’s improvements which are permanently affixed to the Expansion Space (the “Tenant Improvements”); provided, however, that Landlord shall have no obligation to disburse all or any portion of the Tenant Improvement Allowance to Tenant unless Tenant makes a request for disbursement pursuant to the terms and conditions of Section 2.2 below prior to that date which is six (6) months after the Expansion Commencement Date. In no event shall Landlord be obligated to make disbursements pursuant to this Tenant Work Letter in a total amount which exceeds the Tenant Improvement Allowance. Tenant shall not be entitled to receive any cash payment for any portion of the Tenant Improvement Allowance which is not used to pay for the Tenant Improvement Allowance Items (as such term is defined below) or disbursed following the effective date of the Second Amendment in accordance with the terms of this Tenant Work Letter.

2.2                               Disbursement of the Tenant Improvement Allowance.

2.2.1                     Tenant Improvement Allowance Items. Except as otherwise set forth in this Tenant Work Letter, the Tenant Improvement Allowance shall be disbursed by Landlord only for the following items and costs (collectively, the “Tenant Improvement Allowance Items”):

2.2.1.1           Payment of the fees of the “Architect” and the “Engineers,” as those terms are defined in Section 3.1 of this Tenant Work Letter, the costs of Tenant’s project manager (if any) and payment of the fees incurred by, and the cost of documents and materials supplied by, Landlord and Landlord’s consultants in connection with the preparation and review of the “Construction Drawings,” as that term is defined in Section 3.1 of this Tenant Work Letter;

2.2.1.2           The payment of plan check, permit and license fees relating to construction of the Tenant Improvements;

2.2.1.3           The cost of construction of the Tenant Improvements, including, without limitation, contractors’ fees and general conditions, testing and inspection costs, costs of utilities, trash removal, parking and hoists, and the costs of after-hours freight elevator usage.

2.2.1.4           The cost of any changes in the Base, Shell and Core work when such changes are required by the Construction Drawings (including if such changes are due to the fact that such work is prepared on an unoccupied basis), such cost to include all direct architectural and/or engineering fees and expenses incurred in connection therewith;

2.2.1.5           The cost of any changes to the Construction Drawings or Tenant Improvements required by applicable laws and building codes (collectively, “Code”);

2.2.1.6           Sales and use taxes;

2.2.1.7           The “Coordination Fee,” as that term is defined in Section 4.2.2.2 of this Tenant Work Letter; and

2.2.1.8           All other costs to be expended by Landlord in connection with the construction of the Tenant Improvements.

2.2.2                     Disbursement of Tenant Improvement Allowance. During the construction of the Tenant Improvements, Landlord shall make monthly disbursements of the Tenant Improvement Allowance for Tenant Improvement Allowance Items for the benefit of Tenant and shall authorize the release of monies for the benefit of Tenant as follows:

2.2.2.1           Monthly Disbursements. On or before the fifth (5th) day of each calendar month during the construction of the Tenant Improvements (or such other date as Landlord may designate), Tenant shall deliver to Landlord: (i) a request for payment of the “Contractor,” as that term is defined in Section 4.1 below, approved by Tenant, using the current

AIA contract and payment forms showing the schedule, by trade, of percentage of completion of the Tenant Improvements in the Expansion Space, detailing the portion of the work completed and the portion not completed, and demonstrating that the relationship between the cost of the work completed and the cost of the work to be completed complies with the terms of the “Construction Budget,” as that term is defined in Section 4.2.1 below; (ii) paid invoices from all of “Tenant’s Agents,” as that term is defined in Section 4.1.2 below, for labor rendered and materials delivered to the Expansion Space; (iii) executed mechanic’s lien releases (which may be conditional releases pending receipt of payment) from all of Tenant’s Agents which shall comply with the appropriate provisions of Arizona law, as reasonably determined by Landlord; and (iv) all other information reasonably requested by Landlord including sign off by Tenant’s architect with respect to such payment request. Tenant’s request for payment shall be deemed Tenant’s acceptance and approval of the work furnished and/or the materials supplied as set forth in Tenant’s payment request. On or before the twenty-fifth (25th) day of the following calendar month in which Tenant’s request for payments is delivered, Landlord shall deliver a check to Tenant made jointly payable to Contractor and Tenant in payment of the lesser of (A) the amounts so requested by Tenant, as set forth in this Section 2.2.2.1, above, less a ten percent (10%) retention (the aggregate amount of such retentions to be known as the “Final Retention”) and (B) the balance of any remaining available portion of the Tenant Improvement Allowance (not including the Final Retention), provided that Landlord does not dispute any request for payment based on noncompliance of any work with the “Approved Working Drawings”, as that term is defined in Section 3.4 below, or due to any substandard work, or for any other reason. Landlord’s payment of such amounts shall not be deemed Landlord’s approval or acceptance of the work furnished or materials supplied as set forth in Tenant’s payment request.

2.2.2.2           Final Retention. Subject to the provisions of this Tenant Work Letter, a check for the Final Retention payable to Tenant and Contractor shall be delivered by Landlord to Tenant following the completion of construction of the Expansion Space, provided that (i) Tenant delivers to Landlord properly executed unconditional mechanics lien releases in compliance with applicable Arizona law, and (ii) Landlord has determined that no substandard work exists which adversely affects the mechanical, electrical, plumbing, heating, ventilating and air conditioning, life-safety or other systems of the Building, the curtain wall of the Building, the structure or exterior appearance of the Building, or any other tenant’s use of such other tenant’s leased premises in the Building.

2.2.2.3           Other Terms. Landlord shall only be obligated to make disbursements from the Tenant Improvement Allowance to the extent costs are incurred by Tenant for Tenant Improvement Allowance Items or as otherwise provided in Section 2.1.

SECTION 3

CONSTRUCTION DRAWINGS

3.1                               Selection of Architect/Construction Drawings. Tenant shall retain an architect/space planner (the “Architect”) to prepare the Construction Drawings. Tenant shall retain the engineering consultants approved by Landlord (the “Engineers”), which approval shall not be unreasonably withheld, conditioned or delayed, to prepare all plans and engineering working drawings relating to the structural, mechanical, electrical, plumbing, HVAC, life safety, and sprinkler work in the Expansion Space. The plans and drawings to be prepared by Architect and the Engineers hereunder shall be known collectively as the “Construction Drawings.” All Construction Drawings shall comply with the drawing format and specifications reasonably determined by Landlord and shall be subject to Landlord’s approval. Tenant and Architect shall verify, in the field, the dimensions and conditions as shown on the relevant portions of the base building plans, and Tenant and Architect shall be solely responsible for the same, and Landlord shall have no responsibility in connection therewith. Landlord’s review of the Construction Drawings as set forth in this Section 3, shall be for its sole purpose and shall not imply Landlord’s review of the same, or obligate Landlord to review the same, for quality, design, Code compliance or other like matters. Accordingly, notwithstanding that any Construction Drawings are reviewed by Landlord or its space planner, architect, engineers and consultants, and notwithstanding any advice or assistance which may be rendered to Tenant by Landlord or Landlord’s space planner, architect, engineers, and consultants, Landlord shall have no liability whatsoever in connection therewith and shall not be responsible for any omissions or errors contained in the Construction Drawings.

3.1.1                     Approved Consultants. Notwithstanding anything above to the contrary, Landlord hereby approves the following consultants to be retained by Tenant: McCarthy Nordburg, Architect of Record; Kraemer Consulting, MEP engineer: Caruso Turley Scott, Structural Engineer.

3.2                               Final Space Plan. Within seventy-five (75) days after the full execution and delivery of the Second Amendment, Tenant shall supply Landlord with four (4) copies signed by Tenant of its final space plan for the Expansion Space before any architectural working drawings or engineering drawings have been commenced. The final space plan (the “Final Space Plan”) shall include a layout and designation of all offices, rooms and other partitioning, their intended use, and equipment to be contained therein. Landlord may request clarification or more specific drawings for special use items not included in the Final Space Plan. Landlord shall advise Tenant within five (5) business days after Landlord’s receipt of the Final Space Plan for the Expansion Space if the same is unsatisfactory or incomplete in any respect. If Tenant is so advised, Tenant shall promptly (i) cause the Final Space Plan to be revised to correct any deficiencies or other matters Landlord may reasonably require, and (ii) deliver such revised Final Space Plan to Landlord. The sequence of submitting and reviewing the Final Space Plan shall continue within the time periods provided herein until the Final Space Plan is approved. If Landlord fails to respond to any Final Space submitted for review and approval within five (5) business days after Landlord’s receipt, Landlord shall be deemed to have granted its approval.

3.3                               Final Working Drawings. After the Final Space Plan has been approved by Landlord and Tenant, Tenant shall promptly cause the Architect and the Engineers to complete the architectural and engineering drawings for the Expansion Space, and cause the Architect to compile a fully coordinated set of architectural, structural, mechanical, electrical and plumbing working drawings in a form which is complete to allow subcontractors to bid on the work and to obtain all applicable permits for the Tenant Improvements (collectively, the “Final Working Drawings”), and shall submit the same to Landlord for Landlord’s approval. Tenant shall supply Landlord with four (4) copies signed by Tenant of such Final Working Drawings. Landlord shall advise Tenant within five (5) business days after Landlord’s receipt of the Final Working Drawings for the Expansion Space if the same is unsatisfactory or incomplete in any respect. If Tenant is so advised, Tenant shall promptly (i) revise the Final Working Drawings in accordance with such review and any disapproval of Landlord in connection therewith, and (ii) deliver such revised Final Working Drawings to Landlord. The sequence of submitting and reviewing the Final Working Drawings shall continue within the time periods provided herein until the Final Working Drawings are approved. If Landlord fails to respond to any Final Working Drawings submitted for review and approval within five (5) business days after Landlord’s receipt, Landlord shall be deemed to have granted its approval.

3.4                               Approved Working Drawings. The Final Working Drawings shall be approved by Landlord (the “Approved Working Drawings”) prior to the commencement of construction of the Expansion Space by Tenant. After approval by Landlord of the Final Working Drawings, Tenant shall promptly submit the same to the appropriate governmental authorities for all applicable building permits. Tenant hereby agrees that neither Landlord nor Landlord’s consultants shall be responsible for obtaining any building permit or certificate of occupancy for the Expansion Space and that obtaining the same shall be Tenant’s responsibility; provided, however, that Landlord shall cooperate with Tenant in executing permit applications and performing other ministerial acts reasonably necessary to enable Tenant to obtain any such permit or certificate of occupancy. No changes, modifications or alterations in the Approved Working Drawings may be made without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed.

SECTION 4

CONSTRUCTION OF THE TENANT IMPROVEMENTS

4.1                               Tenant’s Selection of Contractor and Tenant’s Agents.

4.1.1                     The Contractor. A general contractor shall be retained by Tenant to construct the Tenant Improvements. Such general contractor (“Contractor”) shall be selected by Tenant from a list of general contractors supplied by Landlord, and Tenant shall deliver to Landlord notice of its selection of the Contractor upon such selection. Landlord hereby approves Westpac Construction Company as the general contractor if retained by Tenant.

4.1.2                     Tenant’s Agents. All subcontractors used by Tenant (such subcontractors, together with any laborers, materialmen, and suppliers, and the Contractor to be known collectively as “Tenant’s Agents”) must be approved in writing by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed; provided that, in any event, Tenant must contract with Landlord’s base building subcontractors for any mechanical, electrical, plumbing, life safety, structural, heating, ventilation, and air-conditioning work in the Expansion Space.

4.2                               Construction of Tenant Improvements by Tenant’s Agents.

4.2.1                     Construction Contract; Cost Budget. Prior to Tenant’s execution of the construction contract and general conditions with Contractor (the “Contract”), Tenant shall submit the Contract to Landlord for its approval, which approval shall not be unreasonably withheld or delayed. Prior to the commencement of the construction of the Tenant Improvements, and after Tenant has accepted all bids for the Tenant Improvements, Tenant shall provide Landlord with a detailed breakdown, by trade, of the final costs to be incurred, or which have been incurred, as set forth more particularly in Sections 2.2.1.1 through 2.2.1.8 above, in connection with the design and construction of the Tenant Improvements to be performed by or at the direction of Tenant or the Contractor (which costs form a basis for the amount of the Contract, if any (the “Final Costs”). Such Final Costs shall also demonstrate any amounts by which the Final Costs exceed the Tenant Improvement Allowance. In the event that, after the Final Costs have been delivered by Landlord to Tenant, the costs relating to the design and construction of the Tenant Improvements shall change, any additional costs necessary to such design and construction in excess of the Final Costs shall, to the extent they exceed the remaining balance of the Tenant Improvement Allowance, Tenant shall make payments for such additional costs out of its own funds, but Tenant shall continue to provide Landlord with the documents described in Sections 2.2.2.1(i), (ii), (iii) and (iv) above, for Landlord’s approval, prior to Tenant paying such costs.

4.2.2                     Tenant’s Agents.

4.2.2.1           Landlord’s General Conditions for Tenant’s Agents and Tenant Improvement Work. Tenant’s and Tenant’s Agents’ construction of the Tenant Improvements shall comply with the following: (i)the Tenant Improvements shall be constructed in strict accordance with the Approved Working Drawings; (ii) Tenant and Tenant’s Agents shall not, in any way, interfere with, obstruct, or delay, the work of Landlord’s base building contractor and subcontractors with respect to the Base, Shell and Core or any other work in the Building; (iii) Tenant’s Agents shall submit schedules of all work relating to the Tenant’s Improvements to Contractor and Contractor shall, within five (5) business days of receipt thereof, inform Tenant’s Agents of any changes which are necessary thereto, and Tenant’s Agents shall adhere to such corrected schedule; and (iv) Tenant shall abide by all rules made by Landlord’s Building contractor or Landlord’s Building manager with respect to the use of freight, loading dock and service elevators, storage of materials, coordination of work with the contractors of other tenants, and any other matter in connection with this Tenant Work Letter, including, without limitation, the construction of the Tenant Improvements.

4.2.2.2           Coordination Fee. Tenant shall pay a logistical coordination fee (the “Coordination Fee”) to Landlord in an amount equal to Twelve Thousand Five Hundred Dollars ($12,500.00), which Coordination Fee shall be for services relating to the coordination of the construction of the Tenant Improvements and shall be deducted by Landlord from the Tenant Improvement Allowance.

4.2.2.3        Indemnity. Tenant’s indemnity of Landlord as set forth in the Lease shall also apply with respect to any and all costs, losses, damages, injuries and liabilities related in any way to any act or omission of Tenant or Tenant’s Agents, or anyone directly or indirectly employed by any of them, or in connection with Tenant’s non-payment of any amount arising out of the Tenant Improvements and/or Tenant’s disapproval of all or any portion of any request for payment. Such indemnity by Tenant, as set forth in the Lease, shall also apply with respect to any and all costs, losses, damages, injuries and liabilities related in any way to Landlord’s performance of any ministerial acts reasonably necessary (i) to permit Tenant to complete the Tenant Improvements, and (ii) to enable Tenant to obtain any building permit or certificate of occupancy for the Expansion Space. Such indemnity by Tenant, as set forth in the Lease, shall exclude any and all costs, losses, damages, injuries and liabilities relate in any way to any grossly negligent or willful acts of Landlord and its employees, agents and contractors.

4.2.2.4           Insurance Requirements.

4.2.2.4.1           General Coverages. All of Tenant’s Agents shall carry worker’s compensation insurance covering all of their respective employees, and shall also carry public liability insurance, including property damage, all with limits, in form and with companies as are required to be carried by Tenant as set forth in the Lease.

4.2.2.4.2           Special Coverages. Tenant shall require its general contractor to carry “Builder’s All Risk” insurance in an amount approved by Landlord covering the construction of the Tenant Improvements, and such other insurance as Landlord may reasonably require. It being understood and agreed that the Tenant Improvements shall be insured by Tenant pursuant to the Lease immediately upon completion thereof. Such insurance shall be in amounts and shall include such extended coverage endorsements as may be reasonably required by Landlord, and in form and with companies as are required to be carried by Tenant as set forth in the Lease.

4.2.2.4.3           General Terms. Certificates for all insurance carried pursuant to this Section 4.2.2.4 shall be delivered to Landlord before the commencement of construction of the Tenant Improvements and before the Contractor’s equipment is moved onto the site. All such policies of insurance must contain a provision that the company writing said policy will give Landlord thirty (30) days prior written notice of any cancellation or lapse of the effective date or any reduction in the amounts of such insurance. In the event that the Tenant Improvements are damaged by any cause during the course of the construction thereof, Tenant shall immediately repair the same at Tenant’s sole cost and expense. All policies carried under this Section 4.2.2.4 shall insure Landlord and Tenant, as their interests may appear, as well as Contractor and Tenant’s Agents, and shall name as additional insureds Landlord’s Property Manager, Landlord’s Asset Manager, and all mortgagees and ground lessors of the Building. All insurance, except Workers’ Compensation, maintained by Tenant’s Agents shall preclude subrogation claims by the insurer against anyone insured thereunder. Such insurance shall provide that it is primary insurance as respect the owner and that any other insurance maintained by owner is excess and noncontributing with the insurance required hereunder. The requirements for the foregoing insurance shall not derogate from the provisions for indemnification of Landlord by Tenant under Section 4.2.2.3 of this Tenant Work Letter.

4.2.3                     Governmental Compliance. The Tenant Improvements shall comply in all respects with the following: (i) the Code and other state, federal, city or quasi-governmental laws, codes, ordinances and regulations, as each may apply according to the rulings of the controlling public official, agent or other person; (ii) applicable standards of the American Insurance Association (formerly, the National Board of Fire Underwriters) and the National Electrical Code; and (iii) building material manufacturer’s specifications.

4.2.4                     Inspection by Landlord. Landlord shall have the right to inspect the Tenant Improvements at all times, provided however, that Landlord’s failure to inspect the Tenant Improvements shall in no event constitute a waiver of any of Landlord’s rights hereunder nor shall Landlord’s inspection of the Tenant Improvements constitute Landlord’s approval of the same. Should Landlord disapprove any portion of the Tenant Improvements, Landlord shall notify Tenant in writing of such disapproval and shall specify the items disapproved. Any defects or deviations in, and/or disapproval by Landlord of, the Tenant Improvements shall be rectified by Tenant at no expense to Landlord, provided however, that in the event Landlord determines that a defect or deviation exists or disapproves of any matter in connection with any portion of the Tenant Improvements and such defect, deviation or matter might adversely affect the mechanical, electrical, plumbing, heating, ventilating and air conditioning or life-safety systems of the Building, the structure or exterior appearance of the Building or any other tenant’s use of such other tenant’s leased premises, Landlord shall notify Tenant to take corrective action. If Tenant fails to take corrective action within fifteen (15) days and diligently prepare and complete the corrective action promptly thereafter, then Landlord may take such action as Landlord deems necessary, at Tenant’s expense and without incurring any liability on Landlord’s part, to correct any such defect, deviation and/or matter, including, without limitation, causing the cessation of performance of the construction of the Tenant Improvements until such time as the defect, deviation and/or matter is corrected to Landlord’s satisfaction.

4.2.5                     Meetings. Commencing upon the execution of the Lease, Tenant shall hold weekly meetings at a reasonable time, with the Architect and the Contractor regarding the progress of the preparation of Construction Drawings and the construction of the Tenant Improvements, which meetings shall be held at a location designated by Landlord, and Landlord and/or its agents shall receive prior notice of, and shall have the right to attend, all such meetings, and, upon Landlord’s request, certain of Tenant’s Agents shall attend such meetings. In addition, minutes shall be taken at all such meetings, a copy of which minutes shall be promptly delivered to Landlord. One such meeting each month shall include the review of Contractor’s current request for payment.

4.3                               Notice of Completion; Copy of “As Built” Plans. Within thirty (30) days after completion of construction of the Tenant Improvements, Tenant shall cause a Notice of Completion to be recorded in the office of the Recorder of the County in which the Building is located in accordance with applicable Arizona law and shall furnish a copy thereof to Landlord upon such recordation. If Tenant fails to do so, Landlord may execute and file the same on behalf of Tenant as Tenant’s agent for such purpose, at Tenant’s sole cost and expense. At the conclusion of construction, (i) Tenant shall cause the Architect and Contractor (A) to update the Approved Working Drawings as necessary to reflect all changes made to the Approved Working Drawings during the course of construction, (B) to certify to the best of their knowledge that the “record-set” of as-built drawings are true and correct, which certification shall survive the expiration or termination of the Lease, and (C) to deliver to Landlord two (2) sets of sepias of such as-built drawings within ninety (90) days following issuance of a certificate of occupancy for the Expansion Space, and (ii) Tenant shall deliver to Landlord a copy of all warranties, guaranties, and operating manuals and information relating to the improvements, equipment, and systems in the Expansion Space.

4.4                               Coordination by Tenant’s Agents with Landlord. Upon Tenant’s delivery of the Contract to Landlord under Section 4.2.1 of this Tenant Work Letter, Tenant shall furnish Landlord with a schedule setting forth the projected date of the completion of the Tenant Improvements and showing the critical time deadlines for each phase, item or trade relating to the construction of the Tenant Improvements.

SECTION 5

MISCELLANEOUS

5.1                               Tenant’s Representative. Tenant has designated Jeff Olszewski (email: JeffOlszewski@bedrockmgt.com; phone: (313) 373-8748 (O); (313) 701-6282 (C)) as its sole representative with respect to the matters set forth in this Tenant Work Letter, who shall have full authority and responsibility to act on behalf of the Tenant as required in this Tenant Work Letter.

5.2                               Landlord’s Representative. Landlord has designated William Halper (email: whalper@parallelcp.com; phone (673) 385-3441; (O); (623) 525-9481 (C)) as its sole representative with respect to the matters set forth in this Tenant Work Letter, who, until further notice to Tenant, shall have full authority and responsibility to act on behalf of the Landlord as required in this Tenant Work Letter.

5.3                               Time of the Essence in This Tenant Work Letter. Unless otherwise indicated, all references herein to a “number of days” shall mean and refer to calendar days. If any item requiring approval is timely disapproved by Landlord, the procedure for preparation of the document and approval thereof shall be repeated until the document is approved by Landlord.

5.4                               Tenant’s Lease Default. Notwithstanding any provision to the contrary contained in the Lease, if an event of default by Tenant of this Tenant Work Letter or the Lease (as modified by the Second Amendment) has occurred at any time on or before the Substantial Completion of the Expansion Space, then (i) in addition to all other rights and remedies granted to Landlord pursuant to the Lease, Landlord shall have the right to withhold payment of all or any portion of the Tenant Improvement Allowance and/or Landlord may cause Contractor to cease the construction of the Expansion Space (in which case, Tenant shall be responsible for any delay in the Substantial Completion of the Expansion Space caused by such work stoppage), and (ii) all other obligations of Landlord under the terms of this Tenant Work Letter shall be forgiven until such time as such default is cured pursuant to the terms of the Lease (in which case, Tenant shall be responsible for any delay in the Substantial Completion of the Expansion Space caused by such inaction by Landlord).